UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2013

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On July 11, 2013, Bio-Reference Laboratories, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in Mahwah, New Jersey for the purposes of (i) electing two directors to serve as Class I directors on the Board of Directors, each to serve a term of three years and until his successor is duly elected and qualified, and (ii) holding an advisory vote on executive compensation.

Below are the voting results for the matters submitted to a vote of the Company’s stockholders at the Meeting.

(i)            Election of two Class I Directors:  Both nominees were elected as directors with the following vote:

Nominee	For	Withheld
Marc D. Grodman, M.D.	17,118,008	1,458,876
Howard Dubinett	16,264,439	2,312,129

(ii)           Advisory vote on executive compensation:  The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company’s three named executive officers, as disclosed in the Company’s proxy statement relating to the annual meeting of stockholders with 11,832,439 votes in favor, 6,394,938 votes against and 349,508 votes withheld.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2013	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Marc D. Grodman, M.D.
Name: Marc D. Grodman, M.D.
Title: Chairman of the Board, President and
Chief Executive Officer